Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                               New York, NY 10036

                                         May 1, 2001
Danielson Holding Corporation
767 Third Avenue
New York, New York 10017

              Re: Danielson Holding Corporation
                  Registration Statement on Form S-3
                  (FILE NO. 333- 39144)
                  -----------------------------------


Ladies and Gentlemen:

         We have acted as special counsel to Danielson Holding Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on June 13, 2000 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to 70,000,000 shares of common stock, $0.01 par value per share, of the Company ("Common Stock") to be issued upon exercise of the Company's non-transferable Warrants ("Warrants") to purchase Common Stock.

         This opinion is being furnished in accordance with the  requirements of
Item 601(b) (5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-39144), as filed with the Commission on June 13, 2000 under the Securities Act, together with Amendment No. 1 to the Registration Statement, as filed with the Commission on August 16, 2000 under the Securities Act, Amendment No. 2 to the Registration Statement, as filed with the Commission on November 27, 2000 under the Securities Act, Amendment No. 3 to the Registration Statement, as filed with the Commission on February 12, 2001 under the Securities Act, Amendment No. 4 to the Registration Statement, as filed with the Commission on March 13, 2001 under the Securities Act and Amendment No. 5 to the Registration Statement to be filed with the Commission on the date hereof under the Securities Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate evidencing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as amended and presently in effect (the "Certificate of Incorporation"); (iv) the Amended and Restated By-laws of the Company, as presently in effect; (v) certain resolutions of the Board of Directors of the Company, dated June 15, 2000, relating to the issuance and sale of the Common Stock upon exercise of Warrants, the appointment of a pricing committee ( the "Pricing Committee") to set the terms of the Warrants and related matters (the "Board Resolutions"); and (vi) the form of the Warrant Agreement filed as an exhibit to the Registration Statement (the "Warrant Agreement").

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the corporate law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that (i) when the shares of Common Stock issuable upon exercise of the Warrants (the "Offered Common Stock") have been issued upon exercise of the Warrants in accordance with the terms of the Warrant Agreement; (ii) the Board of Directors or the Pricing Committee has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock upon exercise of the Warrants in accordance with the Board Resolutions; (iii) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives consideration per share of the Offered Common Stock in such an amount (not less than the par value per share) as may be determined by the Board of Directors or the Pricing Committee in the form of cash, the issuance and sale of the shares of Offered Common Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable. For purposes of this opinion, we have assumed that the Offered Common Stock will be issued in accordance with the transfer restrictions set forth in the Certificate of Incorporation.

         We hereby  consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP
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                                Skadden, Arps, Slate, Meagher & Flom LLP